One Biscayne Tower 2 South Biscayne Blvd. 21st Floor Miami, FL 33131 Telephone: 305.373.9400 Facsimile: 305.373.9443 www.broadandcassel.com

November 20, 2013

Federated National Holding Company

14050 N.W. 14 Street, Suite 180

Sunrise, FL 33323

Re: Federated National Holding Company (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to Federated National Holding Company, a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-191289) (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “Commission”) on September 26, 2013, and the offering (the “Offering”) of the Company's common stock, par value $0.01 per share (the "Common Stock"), described in the base prospectus dated September 26, 2013 and the prospectus supplement (collectively, the "Prospectus") included in or filed as a supplement to, as applicable, the Registration Statement.

As counsel to the Company, we have examined (a) the Company’s Amended and Restated Articles of Incorporation, as amended, as in effect on the date hereof; (b) the Company’s amended and restated bylaws, as amended, as in effect on the date hereof; (c) written consents of the Company’s Board of Directors effective as of September 10, 2013 and October 30, 2013 approving the Offering; (d) resolutions of the Pricing Committee of the Board of Directors of the Company adopted at a meeting held on November 19, 2013; (e) the Prospectus; and (f) the Registration Statement, including all exhibits to the Registration Statement.

In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

In rendering the conclusions expressed below, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

Boca Raton · Ft. Lauderdale · Miami · Orlando · Tallahassee · Tampa · West Palm Beach

Federated National Holding Company

November 20, 2013

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon delivery of the Common Stock upon payment therefor in accordance with the Underwriting Agreement dated November 19, 2013 between the Company and Raymond James & Associates, Inc., as representative of the underwriters that are parties thereto, the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion set forth herein is further subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to a Current Report on Form 8-K and consent to the incorporation by reference of this opinion letter into the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion letter is limited to the specific matters addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion letter should any applicable law change after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Very truly yours,

BROAD AND CASSEL

/s/ Broad and Cassel

Boca Raton · Ft. Lauderdale · Miami · Orlando · Tallahassee · Tampa · West Palm Beach